Tax Sharing Agreement
                                  Life-Nonlife

WHEREAS, Financial Holding Corporation (FHC), a Missouri Corporation, as the common parent of a group of affiliated corporations (Subsidiaries), agrees with all wholly owned subsidiaries (direct and indirect) of FHC (each a "Subsidiary" and collectively the "Subsidiaries"), including eligible subsidiaries that are taxed under Internal Revenue Code Section 801 or a subsidiary owned by such a company, to file a consolidated corporate tax return and act as agent for all such corporations, hereinafter each a "Party" and collectively "the Parties." All eligible affiliated corporations agree to join the consolidated return.

WHEREAS, the Parties wish for economy and other reasons to file a life-nonlife consolidated income tax return for the years 1995 and thereafter until they elect to discontinue such agreement as provided by the rules promulgated by the Internal Revenue Service.

NOW, THEREFORE, the Parties do for their mutual benefit agree as follows:

1. The Parties will execute the appropriate forms to be filed with the Internal Revenue Service to effect the filing of a consolidated life-nonlife income tax return for the year 1995 and each year thereafter until they discontinue such practice in accordance with the rules of the Internal Revenue Service and this contract or they become ineligible to file consolidated income tax returns.

2. The Parties to this Agreement shall effect entries on their books and records to reflect gains and losses as though they were filing separate income tax returns.

3. The parties shall each maintain accounting records and workpapers showing the income tax cost or benefit had each filed separate income tax returns and they shall provide such records to each other upon request.

4. Any and all tax savings caused by the filing of the consolidated income tax return will inure to the originating Party of the income, expense, credit, loss or other item that reduces the taxes from the aggregate of what would be paid if each Party had filed separately.

5. Any all tax detriments arising from the filing of a consolidated income tax return shall be charged back to the originating Party of the income, expense, credit, loss or other item that increases the tax from the aggregate of what would be paid if each Party had filed separately.

6. Any losses arising from the filing of consolidated income tax returns and any rights to average income by carryforwards and carrybacks shall be equitably divided among the Parties to this Agreement in the same manner that they benefited from the savings caused by the filing of consolidated income tax returns notwithstanding Paragraphs 4 and 5.

7.         a.      The Parties shall settle their balances and make all tax
                   payments that otherwise would be required to be paid or refunded by separate return filings. The Parties agree to indemnify and reimburse each other in accordance with the terms of this Agreement. Payments in lieu of taxes shall be made coincident with the time FHC, as common parent, is required to make estimated and/or final payments to the Internal Revenue Service (IRS) as required under the payment provisions of the Internal Revenue Code and the estimated payment convention selected by FHC.

           b. Each Party will pay to FHC an amount no greater than that Party's tax as computed on a separate return basis. FHC will pay to each loss Party an amount equal to the reduction in tax of the group caused by the use of a Party's loss.

           c. Under IRS Sections 1.1552-1(a) and 1.1502-33(d), tax will be calculated using the separate return liability allocation method (Basic Method 2) and the additional amount allocation complimentary method (Complimentary Method 2). The additional amount percentage will be 100%.

8.        a.        If adjustments (including those arising from an IRS audit
                    or an amended return) are made to a consolidated federal income tax return in which FHC and the Subsidiaries are included that result in a deficiency or overpayment that would have required a larger or smaller payment made by a Subsidiary to FHC previously, such Subsidiary shall pay FHC
                    (or FHC shall pay to such Subsidiary, whichever is appropriate) an amount plus interest (at the rate prescribed by the Internal Revenue Service) to reflect the deficiency or overpayment.

           b. Any penalties with respect to the filing of the consolidated return shall be shared appropriately by those Subsidiaries whose action or inaction contributed to the imposition of the penalty.

           c. FHC has the sole right to deal with the IRS and to negotiate any settlement with the IRS. Additionally, any refund will be paid to FHC initially; FHC will make appropriate payment to the Subsidiaries thereafter.

9. If future subsidiaries of FHC are acquired or created, FHC will use its best efforts to cause them to become parties to this Agreement. This Section also applies to subsidiaries of FHC that are not immediately eligible to join the consolidated return, when they become eligible to join the consolidated return.

10. Payments for taxes generated by capital gains or losses from deferred intercompany transactions will be made as follows:

           a. No payment will be made of the tax generated by a deferred intercompany transaction if the capital gain or loss is from the sale, distribution, dividend or other transfer of a controlled entity.

           b. Payment will be made of the tax generated by a deferred intercompany transaction if the capital gain or loss is from the sale, distribution, dividend or other transfer of a non-controlled entity.

           A controlled entity is any company, partnership, limited liability entity, etc. of which any member who joins the consolidated federal return owns 80 percent or more of the entity.

11. This Agreement may be canceled by any Party as to future filings of consolidated income tax returns upon ninety (90) days written notice to the other Parties any time that the exercise of such right is not forbidden by the rules of the IRS, but such cancellation shall not affect the obligations of any of the Parties incurred prior to the effective date of such cancellation.

12. In the event that any Party to this Agreement is subject to a levy by the IRS for unpaid taxes in excess of the amount paid, or due to be paid, under this agreement, FHC shall cause the Party whose income, expense, credit, loss or other item that generated the excess tax for which the levy is issued to indemnify the Party against whom the levy is issued for the amount under the levy in excess of the amount paid, or due to be paid, under this Agreement.


13.        a.       This Agreement  shall be administered  and interpreted by
                    the Chief Financial Officer of FHC or by another individual so designated by the Chief Financial Officer of FHC.

           b. Nothing under this Agreement creates any fiduciary relationship or obligation among FHC and the Subsidiaries other than those obligations expressly enumerated within this Agreement.

14. This contract is entered into subject to the prerogatives of the Texas State Board of Insurance pursuant to Article 21.49-1 of the Insurance Code and there shall be created thereby no rights superior to the rights of such regulatory authority when acting in performance of law to elect to discontinue, rescind or cancel this agreement; all provided, however, that the effect of such election is recognized to have implications and to create transactions that can be under certain circumstances rescinded or terminated only in accordance with the provisions of the Internal Revenue Code of 1986 and lawful regulations promulgated thereunder.

EXECUTED the 29th day of December, 1995

Financial Holding Corporation, a Missouri Corporation
By       /s/ Gary L. Muller            Title      Executive Vice President
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Cidat Aviation, a Delaware Corporation
By       /s/ Gary L. Muller            Title      President and Chief Executive
                                                  Officer
         -----------------------------            ----------------------------


Assured Leasing Corporation, a Missouri Corporation
By       /s/ Gary L. Muller            Title      President and Chief Executive
                                                  Officer
         -----------------------------            ----------------------------


Landmark Mortgage Company, a Missouri Corporation
By       /s/ Gary L. Muller            Title      Executive Vice President and
                                                  Treasurer
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First Consulting and Administration, Inc., a Missouri Corporation
                                       Title      President and Chief Executive
                                                  Officer and Treasurer
By       /s/ Francine Fetyko
         -----------------------------            ----------------------------


Hanover Financial Corporation, a Missouri Corporation
By       /s/ Gary L. Muller            Title      President and Treasurer
         -----------------------------            ----------------------------


Americo Life, Inc., a Missouri Corporation
By       /s/ Gary L. Muller            Title      President and Chief Executive
                                                  Officer
         -----------------------------            ----------------------------


United Fidelity Life Insurance Company, a Texas Corporation
By       /s/ Gary L. Muller            Title      President and Chief Executive
                                                  Officer
         -----------------------------            ----------------------------


Great Southern Life Insurance Company, a Texas Corporation
By       /s/ Gary L. Muller            Title      President and Chief Executive
                                                  Officer
         -----------------------------            ----------------------------


College Life Insurance Company of America, an Indiana Corporation
By       /s/ Gary L. Muller            Title      President and Chief Executive
                                                  Officer
         -----------------------------            ----------------------------


PFS Holding Company, a Missouri Corporation
By       /s/ Gary L. Muller            Title      President and Chief Executive
                                                  Officer
         -----------------------------            ----------------------------


Premium Finance Specialists, Inc., a Missouri Corporation
By       /s/ Thomas Charbonneau        Title      President
         -----------------------------            ---------------------------


Premium Finance Specialists of California, a California Corporation
By       /s/ Thomas Charbonneau        Title      President
         -----------------------------            ---------------------------


PFS Financing Corporation, a Missouri Corporation
By       /s/ Thomas Charbonneau        Title      President
         -----------------------------            ----------------------------